EXHIBT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements of SOBR Safe, Inc. on Forms S-1 (Nos. 333-282799, and 333-292709) and Forms S-8 (Nos. 333-272940 and 333-293888), of our report dated April 10, 2026, relating to our audit of the financial statements, which appears in this Annual Report on Amendment No. 1 to Form 10-K for the year ended December 31, 2025.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

May 5, 2026